WWW.THEHACKETTGROUP.COM

Exhibit 99.1

The Hackett Group Announces Third Quarter 2026 Results

MIAMI – November 3, 2026 – The Hackett Group, Inc. (NASDAQ: HCKT), an ROI led, AI enabled enterprise transformation company that helps organizations achieve and sustain AI World Class performance, today announced its financial results for the third quarter, which ended on September 25, 2026.

“We continue to build momentum as the market increasingly recognizes that meaningful value and ROI from AI transformation requires more than technology. It requires deep transformation expertise and IP to reimagine critical processes, along with AI benchmarks to accurately quantify the value opportunity. These capabilities are closely aligned with Hackett’s globally recognized transformation expertise and proprietary benchmarking and process intelligence,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “At the same time, the expanding use of our AI platforms, XT and AIX, across our primary enterprise transformation and software implementation offerings, is beginning to improve sales and delivery productivity. As these benefits scale across our client base, we expect them to drive increasing operating leverage and margin expansion, strengthening our confidence in our growth and profitability prospects for 2027. We have just begun to realize the benefits from our AI transition strategy.”

Financial Highlights

•
Total revenue in the third quarter of 2026 was $69.8 million and revenue before reimbursements was $68.9 million. This compares to total revenue of $73.1 million and revenue before reimbursements of $72.2 million in the third quarter of the prior year.
•
GAAP diluted earnings per share was $0.14 in the third quarter of 2026, as compared to $0.09 in the third quarter of 2025.
•
Adjusted diluted earnings per share, a non-GAAP measure, for the third quarter of 2026 was $0.39, which was at the high-end of our guidance range, as compared to $0.37 in the third quarter of 2025.
•
As of September 25, 2026, the Company’s cash balances were $12.6 million, with $86.1 million outstanding on the Company’s credit facility. Additionally, during the quarter the Company repurchased $2.5 million of its common stock and paid dividends of $3.0 million. The Company had $16.3 million available under its share repurchase plan at the end of the third quarter.
•
Subsequent to the end of the third quarter, the Company's Board of Directors declared the fourth quarterly dividend of $0.12 per share for its shareholders of record on December 24, 2026, to be paid on January 8, 2027.

Business Outlook for the Fourth Quarter of 2026

Based on the Company's current outlook:

•
The Company estimates total revenue before reimbursements for the fourth quarter of 2026 will be in the range of $68.0 million to $70.0 million and reflects the 6% to 8% fewer available days due to increased holidays and vacation taken when compared to the third quarter.

•
The Company estimates adjusted diluted earnings per share for the fourth quarter of 2026 to be in the range of $0.39 and $0.41, assuming a GAAP effective tax rate of 26.5%.
•
We estimate cash flow from operations to be up on a sequential basis by approximately $15.0 million to $20.0 million, with a corresponding decrease in accounts receivable of $4.0 million to $5.0 million. Consistent with our normal capital allocation strategy, this cash flow would be used to pay down debt or repurchase stock.

Conference Call and Webcast Details

On Tuesday, November 3, 2026, senior management will discuss third quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, [Passcode: Third Quarter]. For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, November 3, 2026 and will run through 5:00 P.M. ET on Tuesday, November 17, 2026. To access the rebroadcast, please dial (800) 835-8067. For International callers, please dial (203) 369-3354.

In addition, The Hackett Group ® will also be webcasting this conference call live. To participate, simply visit https://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, November 3, 2026 and will run through 5:00 P.M. ET on Tuesday, November 17, 2026. To access the replay, visit www.thehackettgroup.com.

Use of Non-GAAP Financial Measures

The Company provides adjusted earnings results (which excludes non-cash stock based compensation expense, stock price award program compensation expense, acquisition-related cash and non-cash stock based compensation expense, amortization expense, acquisition related costs and any one-time costs and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP. See the reconciliation of actual results titled "Reconciliation of GAAP to Non-GAAP Measures" in the accompanying tables.

The Company believes that the presentation of non-GAAP financial information on a forward-looking basis, including the guidance contained in this release, provides important supplemental information to management and investors regarding its anticipated results of operations. The Company is unable to provide a reconciliation of GAAP measures to corresponding forward-looking non-GAAP measures without unreasonable effort due to the high variability and low visibility of most of the items that have been excluded from these non-GAAP measures. For example, non-cash stock-based compensation expense is impacted by the Company's future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company's stock will trade in those future periods. In addition, the provision or benefit for income taxes is impacted by non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions. The effects of these reconciling items may be significant, as the items that are being excluded are difficult to predict.

About The Hackett Group®

The Hackett Group, Inc. (NASDAQ: HCKT) is an ROI-led, AI enabled enterprise transformation company that helps clients achieve and sustain AI World Class performance. Its experts and engineers leverage Hackett AI platforms, including XT™, AIXelerator™, Hackett AI XPLR™, ZBrain® and XDA™, to accelerate and enhance the delivery of the company’s solutions and services.

The Hackett AI platforms are powered by the company’s domain-specific Solution Language Model informed by Hackett Process and Performance Intelligence, including Digital World Class® and AI World Class benchmark metrics, industry-specific best-practice process flows and service delivery and operating model frameworks. The Hackett Group’s proprietary insights are based on benchmarking results from leading global organizations, including 98% of Dow Jones Global Titans, 97% of the Dow Jones Industrials and 90% of the Fortune 100. Visit www.thehackettgroup.com.

# # #

Trademarks

The Hackett Group®, quadrant logo, ZBrain®and Digital World Class® are the registered marks of
The Hackett Group®.

Cautionary Statement Regarding “Forward-Looking” Statements

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements including without limitation, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or other similar phrases or variations of such words or similar expressions indicating, present or future anticipated or expected occurrences or outcomes are intended to identify such forward-looking statements. Forward-looking statements are not statements of historical fact and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include without limitation, the ability of The Hackett Group® to effectively market its digital transformation services, our ability to transition our capabilities to support generative artificial intelligence (AI)-related consulting services and solutions and other consulting services, our ability to effectively integrate acquisitions into our operations, our ability to manage joint ventures and successfully cooperate with our joint venture partners, competition from other consulting and technology companies that may have or develop in the future, similar offerings, the commercial viability of The Hackett Group® and its services as well as other risk detailed in The Hackett Group’s reports filed with the United States Securities and Exchange Commission. The Hackett Group® does not undertake any duty to update this release or any forward-looking statements contained herein.

Contact Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

Page 4 of 8 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 25,	September 26,	September 25,	September 26,
	2026	2025	2026	2025
Revenue:
Revenue before reimbursements	$68,934	$72,166	$205,119	$226,026
Reimbursements	856	945	2,796	3,849
Total revenue	69,790	73,111	207,915	229,875

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $3,209 and $5,080 and $1,580 and $11,493 of non-cash stock based compensation expense in the three and nine months ended September 25, 2026 and September 26, 2025, respectively)	41,224	42,433	120,361	140,485
Reimbursable expenses	856	945	2,796	3,849
Total cost of service	42,080	43,378	123,157	144,334

Selling, general and administrative costs (includes $1,875 and $5,736 and $4,308 and $13,788 of non-cash stock based compensation expense in the three and nine months ended September 25, 2026 and September 26, 2025, respectively)	18,792	21,162	56,744	67,972
Restructuring costs	1,433	3,112	3,881	3,112
Total costs and operating expenses	62,305	67,652	183,782	215,418

Operating income	7,485	5,459	24,133	14,457

Other expense, net:
Interest expense, net	(1,154)	(438)	(3,373)	(1,006)

Income before income taxes	6,331	5,021	20,760	13,451
Income tax expense	2,774	2,474	8,513	6,100
Net income	$3,557	$2,547	$12,247	$7,351

Basic net income per common share:
Income per common share	$0.14	$0.09	$0.49	$0.27
Weighted average common shares outstanding	24,862	27,288	25,031	27,492

Diluted net income per common share:
Income per common share	$0.14	$0.09	$0.49	$0.26
Weighted average common and common equivalent shares outstanding	24,953	27,615	25,126	28,161

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 25,	December 27,
	2026	2025
ASSETS
Current assets:
Cash	$12,645	$18,197
Accounts receivable and contract assets, net	67,860	59,505
Prepaid expenses and other current assets	9,557	6,175
Total current assets	90,062	83,877
Property, software and equipment, net	28,573	24,011
Other assets	356	358
Intangible assets	2,256	3,252
Goodwill	90,049	90,659
Operating lease right-of-use assets	1,856	2,484
Deferred tax asset	2,013	1,806
Total assets	$215,165	$206,447

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,490	$6,295
Accrued expenses and other liabilities	23,894	28,824
Contract liabilities	11,685	12,317
Income tax payable	-	74
Operating lease liabilities	1,125	1,259
Total current liabilities	42,194	48,769
Deferred tax liability	15,058	12,537
Long-term debt	86,142	75,818
Operating lease liabilities	731	1,223
Total liabilities	144,125	138,347

Shareholders' equity	71,040	68,100
Total liabilities and shareholders' equity	$215,165	$206,447

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The Hackett Group, Inc.

SEGMENT CONTRIBUTIONS

(in thousands)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 25,	September 26,	September 25,	September 26,
	2026	2025	2026	2025
Global S&BT (1):
Revenue before reimbursements	$36,619	$42,398	$108,578	$128,651
Cost of sales	19,299	21,440	58,448	66,526
Gross margin	17,320	20,958	50,130	62,125
Selling, general and administrative costs	6,528	7,717	21,165	23,111
Segment contribution	10,792	13,241	28,965	39,014
Oracle Solutions (2):
Revenue before reimbursements	$15,907	$16,353	$46,673	$57,243
Cost of sales	9,751	11,751	29,899	39,377
Gross margin	6,156	4,602	16,774	17,866
Selling, general and administrative costs	1,141	1,921	4,004	6,368
Segment contribution	5,015	2,681	12,770	11,498
SAP Solutions (3):
Revenue before reimbursements	$16,408	$13,415	$49,869	$40,132
Cost of sales	8,957	8,183	27,372	23,035
Gross margin	7,451	5,232	22,497	17,097
Selling, general and administrative costs	2,281	1,569	6,776	5,293
Segment contribution	5,170	3,663	15,721	11,804
Total Company (4):
Total segment contribution	20,977	19,585	57,456	62,316

Items not allocated to segment level (4):
Corporate general and administrative expenses	5,568	4,292	14,356	15,196
Non-cash stock based compensation expense	2,309	2,694	6,843	8,272
Stock price award program compensation expense	1,442	4,768	4,181	15,053
Acquisition-related cash compensation (reversal) expense	-	(540)	(64)	76
Acquisition-related non-cash stock based compensation (reversal) expense	1,333	(1,574)	(208)	1,956
Acquisition-related costs	-	11	-	398
Restructuring costs	1,433	3,112	3,881	3,112
Depreciation expense	1,110	1,052	3,423	3,111
Amortization expense	297	311	911	685
Interest expense, net	1,154	438	3,373	1,006
Income before taxes	$6,331	$5,021	$20,760	$13,451

(1) Global S&BT includes the results of our North America and International Gen AI Consulting, Implementation and Licensing, Benchmarking and Business Transformation offerings, Executive Advisory, Market Intelligence and IP as-a-Service, OneStream and eProcurement.

(2) Oracle Solutions includes the results of our EPM/ERP practices.
(3) SAP Solutions includes the results of our SAP applications and related SAP service offerings.

(4) Segment contributions consist of the revenue generated by the segment, less the direct costs of revenue and selling, general and administrative expenses that are incurred directly by the segment. Items not allocated to the segment level include corporate costs related to administrative functions that are performed in a centralized manner that are not attributable to a particular segment. Items not allocated to the segment level include corporate general and administrative expenses, non-cash stock based compensation expense, acquisition related cash and non-cash stock based compensation expense, depreciation and amortization expense, any one-time costs, interest expense and foreign currency gains and losses. Corporate general and administrative expenses primarily include costs related to business support functions including accounting and finance, human resources, legal, information technology and office administration. Corporate general and administrative expenses exclude one-time, non-recurring expenses and benefits.

Page 7 of 8 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 25,	September 26,	September 25,	September 26,
	2026	2025	2026	2025
GAAP NET INCOME	$3,557	$2,547	$12,247	$7,351
Adjustments (1):
Non-cash stock based compensation expense (2)	2,309	2,694	6,843	8,272
Stock price award program compensation expense (2)(3)	1,442	4,768	4,181	15,053
Acquisition-related cash compensation (reversal) expense (4)	-	(540)	(64)	76
Acquisition-related non-cash stock based compensation (reversal) expense (4)	1,333	(1,574)	(208)	1,956
Acquisition-related costs	-	11	-	398
Amortization expense	297	311	911	685
Restructuring costs	1,433	3,112	3,881	3,112
ADJUSTED NET INCOME BEFORE INCOME TAXES ON ADJUSTMENTS (1)	10,371	11,329	27,791	36,903
Tax effect of adjustments above (5)	638	1,171	936	4,451
ADJUSTED NET INCOME (1)	$9,733	$10,158	$26,855	$32,452

GAAP diluted net income per common share	$0.14	$0.09	$0.49	$0.26
Adjusted diluted net income per common share (1)	$0.39	$0.37	$1.07	$1.15
Weighted average common and common equivalent shares outstanding	24,953	27,615	25,126	28,161

(1) The Company provides adjusted earnings results (which excludes non-cash stock based compensation expense, stock price award program compensation expense, acquisition-related cash and non-cash stock based compensation expense, amortization expense, acquisition related costs and any one-time costs and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP.

(2) Non-cash stock based compensation expense is accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. The Company excludes non-cash stock based compensation expense and the related tax effects for the purposes of adjusted net income and adjusted diluted earnings per share. The Company believes that non-GAAP measures of profitability, which exclude non-cash stock based compensation expense, are widely used by investors.

(3) The stock price award program compensation expense relates to equity awards that were granted with certain market share price hurdles and service conditions to meet before they are vested. The market price hurdles include twenty consecutive trading days of equal to or greater than $30, $40 and $50 per share price. As of September 25, 2026, the first market condition had been met, and although the shares have not vested they are included in the Company's dilutive shares outstanding for the quarter ended September 25, 2026. As of September 25, 2026, the second and third market conditions had not been met and as such the shares have not vested and are not included in the Company's basic or dilutive shares outstanding. Non-cash compensation expense of $1.4 million and $4.2 million was recorded in the third quarter and first nine months of 2026, respectively.

(4) The Company incurs cash and non-cash stock based compensation expense for acquisition related consideration that is recognized over time under GAAP. The Company believes excluding these amounts more consistently presents its ongoing results of operations because they are related to acquisitions and not due to normal operating activities. The acquisition-related non-cash stock based compensation expense is also accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(5) The adjustment for the income tax expense is based on the accounting treatment and income tax rate for the jurisdiction of each item. The impact of all of the non-cash stock based compensation expense was expense of $1.3 million and $2.8 million and expense of $1.5 million and $6.6 million in the third quarter and first nine months of 2026 and 2025, respectively. The impact of acquisition related cash compensation reversal was a benefit of $16 thousand in the first nine months of 2026 and a benefit of $141 thousand and expense of $19 thousand in the third quarter and first nine months of 2025, respectively. The impact of the acquisition related costs including amortization was $77 thousand and $238 thousand and $81 thousand and $179 thousand in the third quarter and first nine months of 2026 and 2025, respectively. The impact of the restructuring cost was $0.4 million and $1.0 million in the third quarter and first nine months of 2026 and $0.8 million in both the third quarter and first nine months in 2025, respectively.

Page 8 of 8 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	September 25,	June 26,	September 26,
	2026	2026	2025
Segment Total Revenue and Revenue Before Reimbursements (in thousands):
Global S&BT:
Total revenue	$37,134	$36,036	$42,925
Reimbursements	515	447	527
Revenue before reimbursements	$36,619	$35,589	$42,398

Oracle Solutions:
Total revenue	$16,106	$15,481	$16,504
Reimbursements	199	164	151
Revenue before reimbursements	$15,907	$15,317	$16,353

SAP Solutions:
Total revenue	$16,550	$17,811	$13,682
Reimbursements	142	375	267
Revenue before reimbursements	$16,408	$17,436	$13,415

Total segment revenue:
Total revenue	$69,790	$69,328	$73,111
Reimbursements	856	986	945
Revenue before reimbursements	$68,934	$68,342	$72,166

Revenue Concentration:
(% of total revenue)
Top customer	4%	3%	5%
Top 5 customers	15%	13%	17%
Top 10 customers	24%	23%	26%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,210	1,211	1,317
Total headcount	1,474	1,491	1,599
Days sales outstanding (DSO) (1)	64	56	71
Cash provided by operating activities (in thousands)	1,802	15,160	$11,395
Depreciation (in thousands)	1,110	1,148	$1,052
Amortization (in thousands)	297	299	$311
Capital expenditures (in thousands)	3,151	2,575	$2,405

Remaining Plan authorization:
Shares purchased (in thousands)	167	372	839
Cost of shares repurchased (in thousands)	$1,823	$3,928	$17,405
Average price per share of shares purchased	$10.90	$10.56	$20.73
Remaining Plan authorization (in thousands)	$16,283	$18,106	$12,590

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	59	5	268
Cost of shares purchased (in thousands)	$633	$57	$5,514
Average price per share of shares purchased	$10.69	$12.14	$20.61

(1) Given the increase in Value Added Reseller (VAR) revenue over the last two years, which carries multi-year terms, the DSO calculation has been revised to exclude the related revenue and accounts receivables.